Exhibit 99.1

NETLIST REPORTS THIRD QUARTER 2016 RESULTS

IRVINE, CALIFORNIA, November 14, 2016 - Netlist, Inc. (NASDAQ: NLST) today reported financial results for the third quarter ended October 1, 2016.

Revenues for the quarter ended October 1, 2016, were $2.6 million, up 60% from revenues of $1.6 million for the quarter ended September 26, 2015.  Gross profit for the quarter ended October 1, 2016, was $9,000, or 0.3% of revenues compared to a gross profit of $24,000, or 1.5% of revenues for the quarter ended September 26, 2015.

Net loss for the quarter ended October 1, 2016, was ($4.4) million, or ($0.08) loss per share, compared to a net loss in the prior year period of ($5.4) million, or ($0.11) loss per share.  These results include stock-based compensation expense of $0.3 million for the third quarter of 2016 and $0.4 million for the prior year period.

“During the third quarter we made significant progress in the execution of our strategic initiatives,” said C.K. Hong, Chief Executive Officer of Netlist. “In August we introduced our HybriDIMM™ storage class memory solution and remain on track to bring this innovative product to market next year.  In September we filed a complaint in the U.S. International Trade Commission against SK hynix for infringement of six of our patents covering billions of dollars of their high performance memory. In addition, we achieved year over year product revenue growth from a new base of OEM and data center customers.  We believe that our actions in the quarter have set the stage for growth and diversification as we enter 2017.”

As of October 1, 2016, cash and cash equivalents and restricted cash were $16.5 million, total assets were $23.2 million, working capital was $16.4 million, total debt, net of debt discounts, was $14.3 million, and stockholders’ equity was $3.0 million.

EBITDA and adjusted EBITDA are non-GAAP financial measures. These non-GAAP financial measures are described below under the heading “Note Regarding Use of Non-GAAP Financial Measures” and are reconciled to the most directly comparable GAAP financial measure net income (loss) below under the heading “Unaudited Schedule Reconciling GAAP Net Loss to Non-GAAP EBITDA and Adjusted EBITDA.” Adjusted EBITDA was ($3.8) million for the quarter ended October 1, 2016, compared to adjusted EBITDA of ($3.6) million for the prior year period.

Conference Call Information

C.K. Hong, Chief Executive Officer, and Gail Sasaki, Chief Financial Officer, will host an investor conference call today, November 14, 2016 at 5:00 p.m. Eastern Time to review the company’s results for the third quarter ended October 1, 2016.  The dial-in number for the call is 1-412-317-5443.  The live webcast and archived replay of the call can be accessed in the Investors section of Netlist’s website at www.netlist.com.

Note Regarding Use of Non-GAAP Financial Measures

Certain of the information set forth herein, including EBITDA and adjusted EBITDA, are non-GAAP financial measures. Netlist believes this information is useful to investors because it provides a basis for measuring Netlist’s available capital resources, the operating performance of Netlist’s business and Netlist’s cash flow, excluding certain non-cash income or expense items that are not directly attributable to its core operating results. Netlist defines EBITDA as net income (loss) calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”), plus interest expense, net, plus provisions for income taxes, plus depreciation and plus amortization, and Netlist defines adjusted EBITDA as EBITDA plus stock-based compensation expense and plus (minus) other expense (income), net. Netlist expects to continue to incur expenses similar to the non-cash items added to or subtracted from net income (loss) to calculate EBITDA and adjusted EBITDA; accordingly, the exclusion of these items in the presentation of these non-GAAP financial measures should not be construed as an inference that these items are unusual, infrequent or non-recurring. Netlist’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measure net income (loss) in evaluating Netlist’s operating performance, capital resources and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in conformity with GAAP, and non-GAAP financial measures as reported by Netlist may not be comparable to similarly titled amounts reported by other companies.

About Netlist, Inc.

Netlist creates solutions that accelerate turning raw data into business insight. The company produces next generation persistent memory solutions that enable businesses to transact quicker, gain insight faster and reduce datacenter cost. Flagship products NVvault® and EXPRESSvault® accelerate system performance and provide mission critical fault tolerance.  HybriDIMM™, Netlist’s next-generation Storage Class Memory, lowers cost and improves performance of big data analytics and in-memory computing. The company holds a portfolio of patents, many seminal, in the area of hybrid memory, storage class memory, rank multiplication and load-reduction, among others. Netlist is part of the Russell Microcap® Index.  To learn more, visit www.netlist.com.

Safe Harbor Statement:

This news release contains forward-looking statements covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical facts that often address future events or the future performance of Netlist. A forward-looking statement is neither a prediction nor a guarantee of future events or circumstances and is based on currently available market, operating, financial and competitive information and assumptions. Forward-looking statements involve known and unknown risks and uncertainties that could cause actual results to differ materially from those expected or projected, including, among others, changes in and uncertainty of customer acceptance of and demand for our existing products and technologies and our products under development; risks associated with the concentration of product sales among a limited number of customers; the success of product, licensing and joint development partnerships; continuing development, qualification and volume production of HybriDIMM™, EXPRESSvault™,  and NVvault®; the timing and magnitude of the continued decrease in our sales; our ability to leverage our NVvault® and EXPRESSvault™ technology in a more diverse customer base; our need to raise additional capital and our ability to obtain financing as and when necessary; the rapidly-changing nature of technology in our industry; risks associated with intellectual property, including patent infringement litigation against us as well as the costs and unpredictability of litigation over infringement of our intellectual property and the possibility of our patents being reexamined or reviewed by the United States Patent and Trademark Office and the Patent Trial and Appeal Board; volatility in the pricing of components of our products; uncertainty of and/or delays in product orders and product qualifications; delays in our and our customers’ product releases and development; introductions of new products by competitors; changes in end-user demand for technology solutions; our ability to attract and retain skilled personnel; our reliance on suppliers of critical components and vendors in the supply chain; evolving industry standards; the political and regulatory environment in the People’s Republic of China; and general economic and market conditions. Other risks and uncertainties are described in our annual report on Form 10-K filed on March 4, 2016, and subsequent filings with the U.S. Securities and Exchange Commission we make from time to time, including our quarterly reports on Form 10-Q. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

(Tables Follow)

For more information, please contact:

Brainerd Communicators, Inc.	Netlist, Inc.
Mike Smargiassi or Jenny Perales	Gail M. Sasaki
NLST@braincomm.com	Chief Financial Officer
(212) 986-6667	(949) 435-0025

Netlist, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	(unaudited)	(audited)
	October 1,	January 2,
	2016	2016

ASSETS
Current assets:
Cash and cash equivalents	$15,394	$19,684
Restricted cash	1,100	400
Accounts receivable, net	1,119	716
Inventories	2,992	1,658
Prepaid expenses and other current assets	1,834	1,739
Total current assets	22,439	24,197

Property and equipment, net	694	408
Other assets	73	61
Total assets	$23,206	$24,666

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$4,201	$3,299
Accrued payroll and related liabilities	894	1,243
Accrued expenses and other current liabilities	293	340
Deferred revenue	—	6,857
Accrued engineering charges	500	500
Notes payable and capital lease obligation, current	183	13
Total current liabilities	6,071	12,252
Convertible promissory note, net of debt discount, and accrued interest	14,112	13,699
Capital lease obligation, long term	23	—
Long-term warranty liability	27	49
Total liabilities	20,233	26,000

Commitments and contingencies

Stockholders’ equity (deficit):
Preferred stock	—	—
Common stock	61	50
Additional paid-in capital	143,615	132,011
Accumulated deficit	(140,703)	(133,395)
Total stockholders’ equity (deficit)	2,973	(1,334)
Total liabilities and stockholders’ equity (deficit)	$23,206	$24,666

Netlist, Inc.

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	October 1,	September 26,	October 1,	September 26,
	2016	2015	2016	2015

Net product sales	$2,589	$1,617	$7,260	$5,160
Non-recurring engineering revenues	—	—	6,857	—
Total net revenues	2,589	1,617	14,117	5,160
Cost of sales(1)	2,580	1,593	6,996	4,332
Gross profit	9	24	7,121	828
Operating expenses:
Research and development(1)	1,463	1,449	4,940	4,369
Intellectual property legal fees	409	899	2,255	6,679
Selling, general and administrative(1)	2,398	1,710	6,822	5,213
Total operating expenses	4,270	4,058	14,017	16,261
Operating loss	(4,261)	(4,034)	(6,896)	(15,433)
Other income (expense):
Interest expense, net	(159)	(447)	(428)	(1,416)
Other income (expense), net	19	(889)	17	667
Total other expense, net	(140)	(1,336)	(411)	(749)
Loss before provision for income taxes	(4,401)	(5,370)	(7,307)	(16,182)
Provision for income taxes	—	—	1	1
Net loss	$(4,401)	$(5,370)	$(7,308)	$(16,183)
Net loss per common share:
Basic and diluted	$(0.08)	$(0.11)	$(0.14)	$(0.33)
Weighted-average common shares outstanding:
Basic and diluted	52,454	50,354	51,301	48,471

(1) Amounts include stock-based compensation expense as follows:

Cost of sales	$14	$11	$42	$37
Research and development	73	123	263	461
Selling, general and administrative	246	240	789	795
Total stock-based compensation expense	$333	$374	$1,094	$1,293

Netlist, Inc.

Unaudited Schedule Reconciling GAAP Net Loss to Non-GAAP EBITDA and Adjusted EBITDA

(in thousands)

	Three Months Ended		Nine Months Ended
	October 1,	September 26,	October 1,	September 26,
	2016	2015	2016	2015

GAAP net loss	$(4,401)	$(5,370)	$(7,308)	$(16,183)

Interest expense, net	159	447	428	1,416
Provision for income taxes	—	—	1	1
Depreciation and amortization	84	30	210	312
EBITDA (loss)	(4,158)	(4,893)	(6,669)	(14,454)

Stock-based compensation	333	374	1,094	1,293
Other expense (income), net	(19)	889	(17)	(667)
Adjusted EBITDA (loss)	$(3,844)	$(3,630)	$(5,592)	$(13,828)